Exhibit 32.2

Certifications

In connection with the Annual Report on Form 10-K for the year ended December 31, 2023 of OneMain Finance Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Micah R. Conrad, President and Chief Executive Officer of the Company, and Matthew W. Vaughan, Vice President - Senior Managing Director and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Micah R. Conrad
Micah R. Conrad
President and Chief Executive Officer

/s/ Matthew W. Vaughan
Matthew W. Vaughan
Vice President - Senior Managing Director and Chief Financial Officer

Date:	February 13, 2024